MEDTRONIC
NONQUALIFIED RETIREMENT PLAN SUPPLEMENT
(as amended and restated effective April 28, 2023)

TABLE OF CONTENTS
ARTICLE 1 DEFERRED COMPENSATION ACCOUNT...........................................................
Section 1.1 Establishment of Account.....................................................................................
Section 1.2 Property of Company............................................................................................
ARTICLE 2 DEFINITIONS, GENDER, AND NUMBER.............................................................
Section 2.1 Definitions.............................................................................................................
Section 2.2 Gender and Number..............................................................................................
ARTICLE 3 PARTICIPATION......................................................................................................
Section 3.1 Who May Participate.............................................................................................
Section 3.2 Time and Conditions of Participation...................................................................
Section 3.3 Termination and Suspension of Participation.......................................................
Section 3.4 Missing Persons.....................................................................................................
Section 3.5 Relationship to Other Plans...................................................................................
ARTICLE 4 RETIREMENT PLAN SUPPLEMENTAL BENEFIT..............................................
Section 4.1 Calculation of Retirement Plan Supplemental Benefit.........................................
Section 4.2 Establishment of Nonqualified Retirement Plan Account....................................
Section 4.3 Interest Credited to Nonqualified Retirement Plan Account................................
Section 4.4 Payment of Nonqualified Retirement Plan Account.............................................
ARTICLE 5 ESOP SUPPLEMENTAL BENEFIT.........................................................................
Section 5.1 Nonqualified ESOP Account................................................................................
Section 5.2 Gains Credited to Nonqualified ESOP Account...................................................
Section 5.3 Payment of Nonqualified ESOP Account.............................................................
ARTICLE 6 PERSONAL INVESTMENT ACCOUNT SUPPLEMENTAL BENEFIT...............
Section 6.1 Calculation of Personal Investment Account Supplemental Benefit....................
Section 6.2 Establishment of Nonqualified Personal Investment Account..............................
Section 6.3 Crediting Gains and Losses to Nonqualified Personal Investment Account........
Section 6.4 Vested Interest in Nonqualified Personal Investment Account............................
Section 6.5 Payment of Nonqualified Personal Investment Account......................................
ARTICLE 7 MEDTRONIC CORE CONTRIBUTION ACCOUNT SUPPLEMENTAL BENEFIT..........................................................................................................................................
Section 7.1 Calculation of Medtronic Core Contribution Account Supplemental Benefit...............................................................................................................................................
Section 7.2 Establishment of Nonqualified Medtronic Core Contribution Account...............
Section 7.3 Crediting Gains and Losses to Nonqualified Medtronic Core Contribution Account. ...........................................................................................................................................
Section 7.4 Vested Interest in Nonqualified Medtronic Core Contribution Account..............
Section 7.5 Payment of Nonqualified Medtronic Core Contribution Account........................
ARTICLE 8 ARTICLES. DEATH BENEFITS................................................................................
Section 8.1 Form and Time of Payment...................................................................................
Section 8.2 Beneficiary............................................................................................................
ARTICLE 9 CHANGE IN CONTROL PROVISIONS..................................................................
Section 9.1 Application of Article 9........................................................................................
Section 9.2 Payments to and by the Trust................................................................................
Section 9.3 Legal Fees and Expenses......................................................................................
Section 9.4 Late Payment and Additional Payment Provisions...............................................
ARTICLE 10 FUNDING.................................................................................................................
Section 10.1 Source of Benefits.............................................................................................

Section 10.2 No Claim on Specific Assets.............................................................................
ARTICLE 11 ADMINISTRATION................................................................................................
Section 11.1 Administration...................................................................................................
Section 11.2 Powers of Committee........................................................................................
Section 11.3 Actions of the Committee.................................................................................
Section 11.4 Delegation.........................................................................................................
Section 11.5 Reports and Records..........................................................................................
Section 11.6 Claims Procedure..............................................................................................
Section 11.7 Disability Benefit Claims..................................................................................
Section 11.8 Additional Claims Procedure Requirements.....................................................
ARTICLE 12 AMENDMENTS AND TERMINATION................................................................
Section 12.1 Amendments......................................................................................................
Section 12.2 Termination.......................................................................................................
ARTICLE 13 MISCELLANEOUS.................................................................................................
Section 13.1 No Guarantee of Employment..........................................................................
Section 13.2 Release..............................................................................................................
Section 13.3 Notices...............................................................................................................
Section 13.4 Nonalienation. .................................................................................................
Section 13.5 Withholding.......................................................................................................
Section 13.6 Captions.............................................................................................................
Section 13.7 Applicable Law.................................................................................................
Section 13.8 Invalidity of Certain Provisions........................................................................
Section 13.9 No Other Agreements........................................................................................
Section 13.10 Incapacity..........................................................................................................
Section 13.11 Electronic Media...............................................................................................
Section 13.12 Delay of Distributions Upon Certain Events....................................................
Section 13.13 Acceleration of Distributions Upon Certain Events..........................................
Section 13.14 Small Account Balances...................................................................................
Section 13.15 When a Plan Payment is Deemed to be Made..................................................
Section 13.16 Restricted Period...............................................................................................

SCHEDULE A -CREDITING RATE
SCHEDULE B -SPECIAL BENEFITS

MEDTRONIC
NONQUALIFIED RETIREMENT PLAN SUPPLEMENT
(as amended and restated effective April 28, 2023)
Medtronic, Inc. (the “Company”) previously established the Medtronic, Inc. Executive Nonqualified Supplemental Benefit Plan (the “Plan”) for the benefit of the Eligible Employees of the Company and certain of its Affiliates, effective May 1, 1986. The Plan was amended and restated effective May 1, 2005, and again restated effective January 1, 2008, to comply with the requirements of the final regulations issued under Section 409A of the Code (“Section 409A”). At the time of that restatement, the name of the Plan was the Medtronic, Inc. Supplemental Executive Retirement Plan. The Plan has been amended in other respects, including changing the name of the Plan to the Medtronic, Inc. Nonqualified Retirement Plan Supplement in June of 2011. The Plan was further restated effective May 1, 2017, and is now being restated, effective April 28, 2023.
This restatement applies to amounts deferred under the Plan on or after April 28, 2023 (the “Restatement Date”), and to the payment of all amounts deferred under the Plan (whether such amounts were deferred before, on, or after the Restatement Date) for which distributions have not commenced as of the Restatement Date. No amount deferred under the Plan is intended to be “grandfathered” under Section 409A. The restatement does not change the time or form of any payment required under the Plan, and does not reduce vested amounts credited to a Participant’s account prior to the date of execution of the restated Plan.
The purpose of the Plan is to provide Eligible Employees with benefits that supplement those provided under certain of the tax-qualified plans maintained by the Company. More specifically, the Plan is intended to provide certain benefits on a nonqualified basis that are not otherwise provided under the Company’s tax-qualified plans as a result of the application of certain legal limitations on contributions, benefits and includible compensation and as a result of elections made by Eligible Employees under other plans maintained by the Company.
The Plan is intended to be (and shall be construed and administered as) an employee benefit pension plan under the provisions of ERISA, which is unfunded and maintained primarily for the purpose of providing deferred compensation for Eligible Employees who constitute a select group of management or highly-compensated employees, as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.
The Plan is not intended to be qualified under Section 401(a) of the Code. The Plan, as restated herein, is subject to, and intended to comply with, Section 409A.
The obligation of the Company to make payments under the Plan constitutes an unsecured (but legally enforceable) promise of the Company to make such payments and no person, including any Participant or Beneficiary, shall have any lien, prior claim or other security interest in any property of the Company as a result of the Plan.
ARTICLE 1
DEFERRED COMPENSATION ACCOUNT
Section 1.1 Establishment of Account.    The Company shall establish one or more Accounts for each Participant which shall be utilized solely as a device to measure and determine the amount of deferred compensation to be paid under the Plan.
Section 1.2 Property of Company. Any amounts set aside for benefits payable under the Plan are the property of the Company, except, and to the extent, provided in the Trust.

ARTICLE 2
DEFINITIONS, GENDER, AND NUMBER
Section 2.1 Definitions. Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.
2.1.1“Account” means a bookkeeping account established by the Company on its books and records to record and determine the benefits payable to a Participant or Beneficiary under the Plan. The Company shall establish a separate Account on behalf of each Participant for:
(a)The benefit the Participant is entitled to receive pursuant to Article 4, if any, referred to as the “Nonqualified Retirement Plan Account”;
(b)The benefit the Participant is entitled to receive pursuant to Article 5, if any, referred to as the “Nonqualified ESOP Account”;
(c)The benefit the Participant is entitled to receive pursuant to Article 6, if any, entitled the “Supplemental Personal Investment Account”; and
(d)The benefit the Participant is entitled to receive pursuant to Article 7, if any, entitled the “Supplemental Medtronic Core Contribution Account.”
The Committee may establish any number of sub-accounts on behalf of a Participant or Beneficiary as the Committee considers necessary or advisable for purposes of maintaining a proper accounting of amounts to be credited under the Plan on behalf of a Participant or Beneficiary .
2.1.2“Affiliate” or “Affiliates” means the Company and any entity with which the Company would be considered a single employer under Section 414(b) of the Code (employees of controlled group of corporations) and Section 414(c) of the Code (employees of partnerships, proprietorships, etc., under common control).
2.1.3“Beneficiary” or “Beneficiaries” means the persons or trusts designated by a Participant in writing pursuant to Section 8.2.1 as being entitled to receive any benefit payable under the Plan by reason of the death of a Participant, or, in the absence of such designation, the persons specified in Section 8.2.2.
2.1.4“Board” means the Board of Directors of the Company as constituted at the relevant time.
2.1.5“Capital Accumulation Plan” means the Medtronic, Inc. Capital Accumulation Plan Deferral Program, as amended or restated from time to time or any successor thereto.
2.1.6“Code” means the Internal Revenue Code of 1986, as amended from time to time and any successor statute. References to a Code section shall be deemed to be to that section or to any successor to that section, and to all guidance issued under that section.

2.1.7“Committee” means the Committee or individual appointed by the Compensation Committee of the Board (or any person or entity designated by the Committee) to administer the Plan pursuant to Section 11.4.
2.1.8“Company” means Medtronic, Inc. and its successors and assigns, by merger, purchase or otherwise.
2.1.9“Domestic Relations Order” has the meaning set forth in Section 414(p)(l)(B) of the Code.
2.1.10“Eligible Employee” means an elected or appointed officer of the Company, or any other key employee of the Company or an Affiliate, excluding any individual who is neither a United States citizen nor a United States resident. In order to be an Eligible Employee an employee must be a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 40l(a)(l) of ERISA and rules established by the Committee. The Company may make such projections or estimates as it deems desirable in applying the eligibility requirements, and its determination shall be conclusive.
2.1.11“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute. References to an ERISA section shall be deemed to be to that section or to any successor to that section, and to all guidance issued under that section.
2.1.12“ESOP” means the Medtronic, Inc. Employee Stock Ownership Plan, as in effect prior to April 30, 2001. (As of April 30, 2001, the ESOP was amended to permit elective deferrals under Section 401(k) of the Code and renamed the Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Plan. As of May 1, 2005, the Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Plan was amended and renamed the Medtronic, Inc. Savings and Investment Plan. As of January 26, 2015, the Medtronic, Inc. Savings and Investment Plan was amended and renamed the Medtronic Savings and Investment Plan.)
2.1.13“ESOP Supplemental Benefit” means the benefit under the Predecessor Plan that was commonly referred to as the “ESOP restoration benefit” and previously called the “Defined Contribution Supplemental Benefit.” Under the Plan, this benefit equals the difference between: (a) the allocation due to Company contributions the Participant would have received under the ESOP prior to May, 1, 2005, but for the Section 401(a)(17) Limitation and Section 415 Limitation; and (b) the allocation actually received by the Participant under the ESOP.
2.1.14“Event” means an event of change in control of the Company, as defined in the Trust.
2.1.15“Interest Rate” means an annual rate of two percent (2%) or such other reasonable rate of interest as is selected by the Committee, in its sole discretion, except that Interest Rate shall mean an annual rate of six percent (6%) for the following Participants: (i) any Participant who has a Separation from Service on or before April 28, 2023; or (ii) any Participant who was identified by the Committee as having a Separation from Service on or before May 12, 2023 due to either (x) restructuring activity, or (y) a delayed retirement date under the 2023 Medtronic Voluntary Early Retirement Plan; or (iii) any Participant who has a separation from Service on or before April 30, 2027 and who (x) was actively employed on April 29, 2023, and (y) satisfied the age and service requirements for the 2023 Medtronic Voluntary Early Retirement Plan but was excluded from participation in such program due to the Participant’s job classification.
2.1.16“Medtronic Core Contribution Account” has the same meaning as in the Savings and Investment Plan.
2.1.17“Medtronic Core Contribution Account Supplemental Benefit” has the meaning set forth in Article 7.
2.1.18“Participant” means an Eligible Employee who has commenced participation in the Plan.
2.1.19“Personal Investment Account” has the same meaning as in the Savings and Investment Plan.
2.1.20“Personal Investment Account Supplemental Benefit” has the meaning set forth in Article 6.
2.1.21“Plan” means the “Medtronic Nonqualified Retirement Plan Supplement” as set forth herein and as amended or restated from time to time.
2.1.22“Plan Year” means the 12-month period commencing May 1 and ending the following April 30.
2.1.23“Predecessor Plan” means the Plan, as in effect prior to May 1, 2005.
2.1.24“Restatement Date” means April 28, 2023, the effective date of this restatement.
2.1.25“Retirement Plan” means the Medtronic Retirement Plan, as amended from time to time, and any successor(s) thereto. Effective May 1, 2019, the Company established the Medtronic Retirement Plan for Certain Participants & Beneficiaries and transferred to such plan the portion of the Medtronic Retirement Plan attributable to certain individuals, who, on December 31, 2018, were actively employed with the Company or its Affiliates and accruing pension benefits under the Medtronic Retirement Plan. Accordingly, effective as of May 1, 2019, “Retirement Plan” shall also mean the Medtronic Retirement Plan for Certain Participants & Beneficiaries.
In general, the Retirement Plan includes a final average pay benefit for individuals employed by the Company or an Affiliate prior to May 1, 2005. Effective May 1, 2005, the Retirement Plan provides a personal pension account benefit for individuals who become employed on or after May l, 2005 and before January 1, 2016. Individuals participating in the Retirement Plan prior to May 1, 2005, could elect a personal pension account benefit in lieu of the final average pay benefit for Plan Years commencing May 1, 2005. Alternatively, an individual employed before January 1, 2016, and otherwise eligible to participate in the Retirement Plan could elect not to participate in the Retirement Plan and receive a contribution to a Personal Investment Account under the Savings and Investment Plan. The Retirement Plan is now closed to new entrants and, effective April 30, 2027, will be frozen.
2.1.26“Retirement Plan Supplemental Benefit” has the meaning set forth m Article 4.

2.1.27“Savings and Investment Plan” means the Medtronic Savings and Investment Plan, as amended from time to time, and any successor thereto. The Savings and Investment Plan includes a salary reduction benefit under Section 401(k) of the Code and a matching contribution benefit under Section 401(m) of the Code. Effective May 1, 2005, the Savings and Investment Plan also includes a Personal Investment Account for those individuals who elected this retirement benefit option. Individuals who become participants in the Savings and Investment Plan on or after January 1, 2016, can no longer elect a Personal Investment Account, but instead are covered under the Medtronic Core Contribution Account.
2.1.28“Section 401(a)(17) Limitation” means the limitation on the dollar amount of compensation that may be taken into account under qualified retirement plans under Section 401(a)(l7) of the Code.
2.1.29“Section 415 Limitation” means the limitation on benefits for qualified defined benefit pension plans and the limitation on allocations for qualified defined contribution plans, which are imposed by Section 415(b) and (c), respectively, of the Code.
2.1.30“Separation from Service” or “Separate from Service,” with respect to a Participant, means the Participant’s separation from service with all Affiliates, within the meaning of Section 409A(a)(2)(A)(i) of the Code. Solely for this purpose, a Participant will be considered to have a Separation from Service when the Participant dies, retires, or otherwise has a termination of employment with all Affiliates. The employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the Affiliate under an applicable statute or by contract. For purposes hereof, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for an Affiliate. If the period of leave exceeds six months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate, and the Separation from Service occur, on the day immediately following the end of such six month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than six months, where such impairment causes the employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, the Company may substitute a 29-month period of absence for such six-month period.
Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Affiliate and the Participant reasonably anticipated that no further services will be performed after a certain date or that the level of bona fide services the Participant will perform after such date (whether as an employee or independent contractor) will permanently decrease to no more than 40 percent of the average level of bona fide services performed (whether as an employee or independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for less than 36 months).
Notwithstanding anything in Section 2.1.2 to the contrary, in determining whether a Participant has had a Separation from Service with an Affiliate, an entity’s status as an “Affiliate” shall be determined substituting “50 percent” for “80 percent” each place it appears in Section 1563(a)(l),(2), and (3) and in Treasury Regulation Section 1.414(c)-2.

The Company shall have discretion to determine whether a Participant has experienced a Separation from Service in connection with an asset sale transaction entered into by the Company or an Affiliate, provided that such determination conforms to the requirements of Section 409A, in which case the Company’s determination shall be binding on the Participant.
2.1.31“Section 409A” means Section 409A of the Code, as amended from time to time, any successor statute, and all guidance issued thereunder.
2.1.32“Specified Employee” means an employee of an Affiliate who is subject to the six-month delay rule described in Section 409A(2)(B)(i) of the Code. The Company shall establish a written policy for identifying Specified Employees in a manner consistent with Section 409A, which policy may be amended by the Company from time to time as permitted by Section 409A.
2.1.33“Stock” means, prior to January 20, 2015, the Company’s common stock $0.10 par value per share, and on or after January 26, 2015, ordinary shares of Medtronic Inc., par value $0.0001 per share (as such par value may be adjusted from time to time).
2.1.34“Trust” means the Medtronic, Inc. Compensation Trust Agreement Number One, as amended from time to time.
Section 2.2 Gender and Number. Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.
ARTICLE 3
PARTICIPATION
Section 3.1Who May Participate. Participation in the Plan is limited to Eligible Employees.
Section 3.2Time and Conditions of Participation. An Eligible Employee shall become a Participant on the date on which he or she first accrues a benefit under the Plan, provided that he or she is then in compliance with such terms and conditions as the Committee may from time to time establish for the implementation of the Plan, including, but not limited to, any condition the Committee may deem necessary or appropriate for the Company to meet its obligations under the Plan.
Section 3.3Termination and Suspension of Participation. Once an individual has become a Participant, participation shall continue until payment in full of all benefits to which the Participant or Beneficiary is entitled under the Plan.
Section 3.4Missing Persons. Each Participant and Beneficiary entitled to receive benefits under the Plan shall be obligated to keep the Company informed of his or her current address until all Plan benefits that are due to be paid to the Participant or Beneficiary have been paid to him or her. If, after having made reasonable efforts to do so, the Company is unable to locate the Participant or Beneficiary for purposes of making a distribution, the Participant’s or Beneficiary’s Plan benefit will be forfeited. In no event will a Participant’s or Beneficiary’s benefit be paid to him or her later than the date otherwise required by the Plan.
    Section 3.5    Relationship to Other Plans. Participation in the Plan shall not preclude participation of the Participant in any other fringe benefit program or plan sponsored by an Affiliate for which the Participant would otherwise be eligible. Notwithstanding anything in the Plan to the contrary, to the extent permitted by Section 409A, the Committee, or anyone to whom the Committee has delegated this authority pursuant to Section 11.4, may reduce the benefits payable to a Participant under the Plan if, and to the extent that, benefits are payable to the Participant under another similar plan or arrangement maintained by the Company or an Affiliate. The Committee (or its delegate) shall have complete and absolute discretion to determine whether another benefit plan or arrangement maintained by the Company or an Affiliate is similar to the Plan, whether the benefit under the Plan can be reduced in a manner that does not cause a violation of Section 409A, and the amount of the reduction to be applied.
    Section 3.6    Plan Benefits for Participants who Separated from Service. The benefits provided under the Plan with respect to any Participant who has incurred a Separation from Service shall, except as otherwise specifically provided in the Plan, be governed in all respects by the terms of the Plan as in effect as of the date of the Participant’s Separation from Service. A Participant’s reemployment by, or performance of services for, the Company or an Affiliate after incurring a Separation from Service shall not affect the payment timing or amount of his or her Account(s) under the Plan attributable to his or her service prior to his or her Separation from Service.
ARTICLE 4
RETIREMENT PLAN SUPPLEMENTAL BENEFIT
Section 4.1 Calculation of Retirement Plan Supplemental Benefit. An Eligible Employee shall earn a Retirement Plan Supplemental Benefit as of any Determination Date, as defined in the following sentence, in an amount equal to the lump sum actuarial equivalent value of the difference between his or her Unrestricted Retirement Plan Benefit, as defined below in this Section 4.1, and his or her Actual Retirement Plan Benefit, as defined below in this Section 4.1, with both values determined as of the Determination Date. For purposes hereof, the Determination Date is the first day of the month. The lump sum actuarial equivalent value shall be determined in each case by use of the applicable interest rate of six percent (6%) and the applicable mortality table within the meaning of Section 417(e)(3) of the Code. Provided, however, the Retirement Plan Supplemental Benefit determined in accordance with this Section 4.1 shall not be less than the Retirement Plan Supplemental Benefit determined in accordance with the Plan as in effect on May 1, 2010.
For purposes hereof, an Eligible Employee’s Unrestricted Retirement Plan Benefit as of any Determination Date equals the vested monthly benefit that such individual would have accrued under the Retirement Plan as of such date under the otherwise applicable provisions of the Retirement Plan, but determined for periods from and after May 1, 1986, without application of the Section 415 Limitation or the Section 40l(a)(17) Limitation and based upon the compensation that would have been paid to the Eligible Employee during the Plan Year but for his or her election to defer his or her compensation under the Capital Accumulation Plan. For purposes hereof, compensation that is reduced pursuant to such an election shall be taken into account for the Plan Year during which such compensation would have been paid to the Eligible Employee but for such election and only to the extent that such compensation would otherwise be taken into account under the Retirement Plan in calculating benefits thereunder had such compensation otherwise been paid directly to the Eligible Employee (but without regard to application of the Section 401(a)(17) Limitation). The Unrestricted Retirement Plan Benefit is determined without reduction for the Actual Retirement Plan Benefit. For the avoidance of doubt, to the extent required under Section 4.3 of the Retirement Plan, an Eligible Employee’s Unrestricted Retirement Plan Benefit shall reflect actuarial increases determined in accordance with the actuarial adjustment factors set forth for such purpose under the Retirement Plan.
For purposes hereof, an Eligible Employee’s Actual Retirement Plan Benefit as of any Determination Date equals the vested monthly benefit that the individual has actually accrued as of such date under the provisions of the Retirement Plan, after taking into account all applicable limitations on contributions, benefits and compensation. For the avoidance of doubt, to the extent required under Section 4.3 of the Retirement Plan, an Eligible Employee’s Actual Retirement Plan Benefit shall reflect actuarial increases determined in accordance with the actuarial adjustment factors set forth for such purpose under the Retirement Plan.
An Eligible Employee’s Unrestricted Retirement Plan Benefit and Actual Retirement Plan Benefit shall be determined after giving effect to the exclusion of Eligible Employees hired or rehired on or after January 1, 2016 from the Retirement Plan under Section 3.1 of the Retirement Plan, and to the election a Participant makes under Section 3.2 of the Retirement Plan (i.e., the election to receive a contribution to a Personal Investment Account under the Savings and Investment Plan, the final average pay benefit under the Retirement Plan or the personal pension account benefit under the Retirement Plan) for benefits accruing under the Retirement Plan on or after May 1, 2005.
Notwithstanding any provision of the Plan to the contrary, a Participant’s Nonqualified Retirement Plan Account shall be adjusted, pursuant to the terms of the Retirement Plan, to reflect participation, as applicable, in any voluntary early retirement program or such other similar program sponsored by the Company and/or its Affiliates, subject to the following special rules for the 2023 Medtronic Voluntary Early Retirement Plan (“2023 VERP”): an Eligible Employee who is a Highly Compensated Employee for the Plan Year ending April 30, 2023, as defined in the Retirement Plan, shall have their 2023 VERP adjustment credited entirely to this Plan and not to the Retirement Plan except for (i) Participants who were not eligible to commence distributions under the Retirement Plan as of their Separation from Service pursuant to the 2023 VERP and (ii) Participants whose benefit under this Plan was equal to the Retirement Plan Supplemental Benefit determined in accordance with the Plan as in effect on May 1, 2010 when calculated without regard to the 2023 VERP.
Section 4.2 Establishment of Nonqualified Retirement Plan Account. A Participant’s Retirement Plan Supplemental Benefit shall be determined as of the first day of the month following the month in which the Participant has a Separation from Service, and the lump sum value of such Retirement Plan Supplemental Benefit shall be credited as of such date to a bookkeeping account established for the Participant on the books and records of the Company, referred to as the “Nonqualified Retirement Plan Account.”
In the event a Participant terminates employment as a result of death, the value of the benefits, if any, to be credited to his or her Nonqualified Retirement Account shall be based upon the lump sum actuarial equivalent value of the death benefits that would be paid under the Retirement Plan under the same assumptions as used under Section 4.1 hereof in determining the Participant’s Unrestricted Retirement Plan Benefit (that is, without regard to the Section 415 Limitation and the Section 401(a)(l7) Limitation and without regard to any election the Participant may have made under the Capital Accumulation Plan to defer his or her compensation) less the lump sum actuarial equivalent value of death benefits actually payable with respect to such Participant under the Retirement Plan, if any, taking into account all applicable limitations on contributions, benefits and compensation.
Section 4.3 Interest Credited to Nonqualified Retirement Plan Account. All amounts credited to the Nonqualified Retirement Plan Account from time to time shall be credited with interest at a rate that is equal to the pre-retirement interest rate or rates used by the Retirement Plan during the period for which interest is to be so credited for purposes of determining actuarially equivalent benefits under the Retirement Plan. Interest as so determined shall be compounded monthly during the Plan Year. Notwithstanding anything in this Section 4.3 to the contrary, for Nonqualiﬁed Retirement Plan Accounts that are established on or after May I, 2010, the rate for crediting interest pursuant to this Section 4.3 shall be the Interest Rate.

Section 4.4 Payment of Nonqualified Retirement Plan Account. Payment to a Participant of his or her Nonqualified Retirement Plan Account shall commence as soon as administratively feasible on or after the first day of the seventh month following his or her Separation from Service. All distributions of the Nonqualified Retirement Account will be made in cash. If the value of the Participant’s Nonqualified Retirement Account, determined as of the date on which such Account is established, is greater than $100,000, the Account principal together with interest based upon the applicable Interest Rate shall be paid to the Participant on a monthly basis over a 15-year period in 180 equal monthly installments. If the value of the Participant’s Nonqualified Retirement Account, determined as of the date on which such Account is established, is $100,000 or less, the Account together with interest thereon shall be paid to the Participant in a lump sum.
ARTICLE 5
ESOP SUPPLEMENTAL BENEFIT
Section 5.1 Nonqualified ESOP Account. The Company previously established an Account on behalf of each Participant entitled to an ESOP Supplemental Benefit (defined as a Defined Contribution Supplemental Benefit in the Predecessor Plan and commonly referred to as the “ESOP restoration benefit”) now referred to as the “Nonqualified ESOP Account.” All contributions to the Nonqualified ESOP Account ceased effective April 30, 2005. A Participant’s Nonqualified ESOP Account, if any, will continue to vest according to the terms of the Predecessor Plan.
Section 5.2 Gains Credited to Nonqualified ESOP Account. A Participant’s ESOP Supplemental Benefit is expressed in the form of the right to receive Stock. Because of this, the Nonqualified ESOP Account is adjusted to reflect Stock splits, Stock dividends and recapitalizations in such manner as may be determined by the Committee. The Committee may also, in its discretion, adjust the Nonqualified ESOP Account to reflect dividends payable with respect to the Stock from time to time in such manner as it deems appropriate.
Section 5.3 Payment of Nonqualified ESOP Account. Payment to a Participant of his or her Nonqualified ESOP Account shall be made at the end of the Plan Year in which the Participant’s Separation from Service occurs. Payment shall be made in Stock in the form of a lump sum.
ARTICLE 6
PERSONAL INVESTMENT ACCOUNT SUPPLEMENTAL BENEFIT
Section 6.1 Calculation of Personal Investment Account Supplemental Benefit. An Eligible Employee who, pursuant to Section 3.2 of the Retirement Plan, elects to participate in the Personal Investment Account Benefit under the Savings and Investment Plan, shall be credited with a Personal Investment Account Supplemental Benefit as of the end of each Plan Year commencing May 1, 2005, in an amount equal to his or her Unrestricted Personal Investment Account Allocation, as defined below in this Section 6.1, for such year less his or her Actual Personal Investment Account Allocation, as defined below in this Section 6.1, for such year; provided, however, that for the year in which the Participant has a Separation from Service, the Participant’s Personal Investment Account Supplemental Benefit for such year shall be determined as of the end of the month in which the Separation from Service occurs.
An Eligible Employee’s Unrestricted Personal Investment Account Allocation for a year equals the dollar amount that would have been allocated by the Company to his or her Personal Investment Account for the year, but without application of the Section 415 Limitation or the Section 40l(a)(l7) Limitation and based upon the compensation that would have been paid to the Eligible Employee during the year but for his or her election to defer his or her compensation under the Capital Accumulation Plan. For purposes hereof, compensation that is reduced pursuant to such an election shall be taken into account for the Plan Year during which such compensation would have been paid to the Eligible Employee but for such election and only to the extent that such compensation would otherwise be taken into account under the Savings and Investment Plan in calculating benefits thereunder had such compensation otherwise been paid directly to the Eligible Employee (but without regard to application of the Section 401(a)(l7) Limitation) . The Unrestricted Personal Investment Account Allocation is determined without reduction for the Actual Personal Investment Account Allocation.
An Eligible Employee’s Actual Personal Investment Account Allocation for a year equals the dollar amount that the Company actually allocates as a contribution to the Eligible Employee’s Personal Investment Account for such year.
Notwithstanding any provision of the Plan to the contrary, a Participant’s Supplemental Personal Investment Account shall be adjusted, pursuant to the terms of the Savings and Investment Plan, to reflect participation, as applicable, in any voluntary early retirement program or such other similar program sponsored by the Company and/or its Affiliates.
Section 6.2 Establishment of Nonqualified Personal Investment Account. The Personal Investment Account Supplemental Benefit to be credited to a Participant for a Plan Year under Section 6.1 shall be credited as of the last day of such year (except for the Plan Year in which a Participant has a Separation from Service, in which case it shall be credited as of the last day of the month in which the Separation from Service occurs) to an account established on the books and records of the Company, referred to as the “Nonqualified Personal Investment Account.”
Section 6.3 Crediting Gains and Losses to Nonqualified Personal Investment Account. The Committee shall designate the manner in which a Participant’s Nonqualified Personal Investment Account is to be credited with gains and losses as described on Schedule A hereto, which Schedule may be amended from time to time in the Committee’s discretion. If the Committee designates specific investment funds to serve as an index for crediting gains and losses to a Participant’s Nonqualified Personal Investment Account: (a) the Participant shall be entitled to designate which such fund or funds shall be used to measure gains and losses on his or her Nonqualified Personal Investment Account and to change such designation in accordance with rules established by the Committee; (b) the Participant’s Nonqualified Personal Investment Account will be credited with gains and losses as if invested in such fund or funds in accordance with the Participant’s designation and the rules established by the Committee; and (c) the Committee may, in its sole discretion, eliminate any investment fund or funds previously designated by it, substitute a new investment fund or funds therefore, or add investment fund or funds, at any time. If the Committee makes any such investment funds available for this purpose, the Company shall have no obligation to actually invest any amounts in any such investment funds. Unless the Committee adopts a different rule, investment designations may be changed, generally, on a business daily basis.
Section 6.4 Vested Interest in Nonqualified Personal Investment Account. A Participant’s vested interest in his or her Nonqualified Personal Investment Account shall be determined in the same manner as the Participant’s vested interest in his or her Personal Investment Account, and the Company may forfeit the non-vested portion of the Participant’s Nonqualified Personal Investment Account under the same rules and subject to the same limitations as provided for the Personal Investment Account under the Savings and Investment Plan. Notwithstanding the preceding sentence, a Participant shall not earn a fully-vested interest in his or her Nonqualified Personal Investment Account as a result of the termination or partial termination of the Plan in those situations where the Participant is not otherwise fully vested in such Account.

Section 6.5 Payment of Nonqualified Personal Investment Account. Payment to a Participant of his or her Nonqualified Personal Investment Account shall commence as soon as administratively feasible on or after the first day of the seventh month following his or her Separation from Service. All distributions of the Nonqualified Personal Investment Account will be paid in the form of cash. If the value of the Participant’s Nonqualified Personal Investment Account, determined as soon as administratively feasible following the date on which the Participant’s Separation from Service occurs, is greater than $100,000, the Account principal shall be paid to the Participant on a monthly basis over a fifteen-year period in 180 equal monthly installments. During the payout period, interest shall be credited on the declining balance based upon the applicable Interest Rate rather than pursuant to Section 6.3. If the value of the Participant’s Nonqualified Personal Investment Account, determined as soon as administratively feasible following the date on which the Participant’s Separation from Service occurs, is $100,000 or less, the Account shall be paid to the Participant in a lump sum.
ARTICLE 7
MEDTRONIC CORE CONTRIBUTION ACCOUNT
SUPPLEMENTAL BENEFIT
Section 7.1 Calculation of Medtronic Core Contribution Account Supplemental Benefit. An Eligible Employee who, pursuant to Section 5.4 of the Savings and Investment Plan, is eligible to receive Medtronic Core Contributions under that plan, shall be credited with a Medtronic Core Contribution Account Supplemental Benefit as of the end of each Plan Year that ends on or after April 30, 2016, in an amount equal to his or her Unrestricted Medtronic Core Contribution Account Allocation, as defined below in this Section 7.1, for such year less his or her Actual Medtronic Core Contribution Account Allocation, as defined below in this Section 7.1, for such year; provided, however, that for the year in which the Participant has a Separation from Service, the Participant’s Medtronic Core Contribution Account Supplemental Benefit for such year shall be determined as of the end of the month in which the Separation from Service occurs.
An Eligible Employee’s Unrestricted Medtronic Core Contribution Account Allocation for a year equals the dollar amount that would have been allocated by the Company to his or her Medtronic Core Contribution Account for the year, but without application of the Section 415 Limitation or the Section 40l(a)(17) Limitation and based upon the compensation that would have been paid to the Eligible Employee during the year but for his or her election to defer his or her compensation under the Capital Accumulation Plan. For purposes hereof, compensation that is reduced pursuant to such an election shall be taken into account for the Plan Year during which such compensation would have been paid to the Eligible Employee but for such election and only to the extent that such compensation would otherwise be taken into account under the Savings and Investment Plan in calculating benefits thereunder had such compensation otherwise been paid directly to the Eligible Employee (but without regard to application of the Section 401(a)(17) Limitation). In addition, compensation for the Plan Year commencing May 1, 2015, shall be taken into account only from January 1, 2016, through April 30, 2016. The Unrestricted Medtronic Core Contribution Account Allocation is determined without reduction for the Actual Medtronic Core Contribution Account Allocation.
An Eligible Employee’s Actual Medtronic Core Contribution Account Allocation for a year equals the dollar amount that the Company actually allocates as a contribution to the Eligible Employee’s Medtronic Core Contribution Account for such year.
Notwithstanding any provision of the Plan to the contrary, a Participant’s Supplemental Medtronic Core Contribution Account shall be adjusted, pursuant to the terms of the Savings and Investment Plan, to reflect participation, as applicable, in any voluntary early retirement program or such other similar program sponsored by the Company and/or its Affiliates.

Section 7.2 Establishment of Nonqualified Medtronic Core Contribution Account. The Medtronic Core Contribution Account Supplemental Benefit to be credited to a Participant for a Plan Year under Section 7.1 shall be credited as of the last day of such year (except for the Plan Year in which a Participant has a Separation from Service, in which case it shall be credited as of the last day of the month in which the Separation from Service occurs) to an account established on the books and records of the Company, referred to as the “Nonqualified Medtronic Core Contribution Account.”
Section 7.3 Crediting Gains and Losses to Nonqualified Medtronic Core Contribution Account. The Committee shall designate the manner in which a Participant’s Nonqualified Medtronic Core Contribution Account is to be credited with gains and losses as described on Schedule A hereto, which Schedule may be amended from time to time in the Committee’s discretion. If the Committee designates specific investment funds to serve as an index for crediting gains and losses to a Participant’s Nonqualified Medtronic Core Contribution Account: (a) the Participant shall be entitled to designate which such fund or funds shall be used to measure gains and losses on his or her Nonqualified Medtronic Core Contribution Account and to change such designation in accordance with rules established by the Committee; (b) the Participant’s Nonqualified Medtronic Core Contribution Account will be credited with gains and losses as if invested in such fund or funds in accordance with the Participant’s designation and the rules established by the Committee; and (c) the Committee may, in its sole discretion, eliminate any investment fund or funds previously designated by it, substitute a new investment fund or funds therefor, or add investment fund or funds, at any time. If the Committee makes any such investment funds available for this purpose, the Company shall have no obligation to actually invest any amounts in any such investment funds. Unless the Committee adopts a different rule, investment designations may be changed, generally, on a business daily basis.
Section 7.4 Vested Interest in Nonqualified Medtronic Core Contribution Account. A Participant’s vested interest in his or her Nonqualified Medtronic Core Contribution Account shall be determined in the same manner as the Participant’s vested interest in his or her Medtronic Core Contribution Account, and the Company may forfeit the non-vested portion of the Participant’s Nonqualified Medtronic Core Contribution Account under the same rules and subject to the same limitations as provided for the Medtronic Core Contribution Account under the Savings and Investment Plan. Notwithstanding the preceding sentence, a Participant shall not earn a fully-vested interest in his or her Nonqualified Medtronic Core Contribution Account as a result of the termination or partial termination of the Plan in those situations where the Participant is not otherwise fully vested in such Account.
Section 7.5 Payment of Nonqualified Medtronic Core Contribution Account. Payment to a Participant of his or her Nonqualified Medtronic Core Contribution Account shall commence as soon as administratively practicable on or after the first day of the seventh month following his or her Separation from Service. All distributions of the Nonqualified Medtronic Core Contribution Account will be paid in the form of cash. If the value of the Participant’s Nonqualified Medtronic Core Contribution Account, determined as soon as administratively feasible following the date on which the Participant’s Separation from Service occurs, is greater than $100,000, the Account principal shall be paid to the Participant on a monthly basis over a fifteen-year period in 180 equal monthly installments. During the payout period, interest shall be credited on the declining balance based upon the applicable Interest Rate rather than pursuant to Section 7.3. If the value of the Participant’s Nonqualified Medtronic Core Contribution Account, determined as soon as administratively feasible following the date on which the Participant’s Separation from Service occurs, is $100,000 or less, the Account shall be paid to the Participant in a lump sum.

ARTICLE 8
ARTICLES. DEATH BENEFITS
Section 8.1 Form and Time of Payment. If a Participant dies before all amounts in an Account have been distributed to him or her (whether the Participant’s death occurs before or after distributions have commenced to the Participant), the Account balance, to the extent then vested, shall be paid to the Participant’s Beneficiary in a lump sum within 90 days after the Participant’s death. Provided, however, to the extent permitted under Section 409A, such payment can be made on any date prior to December 31 of the calendar year immediately following the calendar year the Participant’s death occurs, the exact payment date to be determined by the Committee. The Committee may confer with the Participant’s Beneficiary in determining the payment date, but retains the discretion to determine the payment date, except that, after an Event, the Participant’s Beneficiary may, to the extent permitted under Section 409A, determine a reasonable payment date within the above-stated parameters, and the Committee shall honor such determination.
Section 8.2 Beneficiary
8.2.1Designation of Beneficiary. Each Participant has the right to designate primary and contingent Beneficiaries for death benefits payable under the Plan. Such Beneficiaries may be individuals or trusts for the benefit of individuals. A Beneficiary designation by a Participant shall be in writing on a form acceptable to the Committee and shall only be effective upon delivery to the Company. A Beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new Beneficiary designation form. The Beneficiary designation form last delivered to the Company prior to the death of a Participant shall control.
8.2.2Failure to Designate Beneficiary. In the event there is no Beneficiary designation on file with the Company at the Participant’s death, or if all Beneficiaries designated by a Participant have predeceased the Participant, any benefits payable pursuant to this Article 8 will be paid to the Participant’s surviving spouse, if living; or if the Participant does not leave a surviving spouse, to the Participant’s children, if any, in equal shares, except that if any of the children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation, the share their parent would have taken if living; for purposes of this provision, “children” shall not include stepchildren unless such stepchildren have been legally adopted by the Participant; or, if there are no such surviving issue, to the Participant’s estate.
ARTICLE 9
CHANGE IN CONTROL PROVISIONS
Section 9.1 Application of Article 9. To the extent applicable, the provisions of this Article 9 relating to an Event of change in control of the Company shall control, notwithstanding any other provisions of the Plan to the contrary, and shall supersede any other provisions of the Plan to the extent inconsistent with the provisions of this Article 9.
Section 9.2 Payments to and by the Trust. Pursuant to the terms of the Trust, the Company is required to make certain payments to the Trust if an Event occurs or if the Company determines that it is probable that an Event may occur. The obligation of the Company to make such payments shall be considered an obligation under the Plan; provided, however, that such obligation shall at all times be and remain subject to the terms of the Trust as in effect from time to time.

Section 9.3 Legal Fees and Expenses. The Company shall reimburse a Participant or his or her Beneficiary for all reasonable legal fees and expenses incurred by such Participant or Beneficiary after the date of an Event in seeking to obtain any right or benefit provided by the Plan; provided however, that: (a) any such reimbursement shall be made during a period not to exceed 20 years following the date of the Event; (b) the amount eligible for reimbursement during a taxable year of the Participant or Beneficiary shall not affect the amount eligible for reimbursement in any other taxable year; (c) the reimbursement is made on or before the last day of the Participant’s or Beneficiary’s taxable year following the taxable year in which the legal fees and expenses are incurred; and (d) the right to reimbursement is not subject to liquidation or exchange for another benefit.
Section 9.4 Late Payment and Additional Payment Provisions. If after the date of an Event the Company delays a payment required to be made under the Plan past the final date that the payment was due to be made, the amount of each such delayed payment shall be credited with interest at the rate of five percent per year, compounded quarterly, from the date on which the distribution was required to be made under the terms of the Plan until the actual date of the distribution. In the event that this interest is to be credited for some period less than a full calendar quarter, the interest shall be determined and compounded for the fractional quarter. This interest represents a late payment penalty for the delay in payment and is intended to supplement any other interest or gains credited to a Participant’s Account under the Plan.
Any benefit payments made by the Company after the date on which a benefit distribution was required to be made under the terms of the Plan shall be applied first against the first due of such benefit distributions (with application first against any applicable late payment penalty and next against the benefit amount itself) until fully paid, and next against the next due of such payments in the same manner, and so forth, for purposes of calculating the late payment penalties hereunder.
In the event that payment of benefits has commenced to a Participant or Beneficiary prior to the date of an Event, then the date on which distribution was required to be made under the terms of the Plan shall be determined with reference to the payment provision that was in effect prior to the date of the Event. No adjustment may be made to any payment form which was in effect prior to the date of an Event with respect to any Account which would have the effect of delaying payments otherwise to be made under the payment form or otherwise increasing the period of time over which payments are to be made.
Participants and their Beneficiaries shall be entitled to benefit payment under the Plan plus the late payment penalty referred to hereinabove first from the Trust and secondarily from the Company, as otherwise provided in Section 9.2.
ARTICLE 10
FUNDING
Section 10.1 Source of Benefits. All benefits under the Plan shall be paid when due by the Company out of its assets or from the Trust.
Section 10.2 No Claim on Specific Assets. No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on his or her benefits under the Plan prior to distribution and the rights of Participants and Beneficiaries to benefits to which they are otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.

ARTICLE 11
ADMINISTRATION
Section 11.1 Administration. The Plan shall be administered by the Committee. The Company shall bear all administrative costs of the Plan other than those specifically charged to a Participant or Beneficiary.
Section 11.2 Powers of Committee. In addition to the other powers granted under the Plan, the Committee shall have all powers necessary to administer the Plan, including, without limitation, powers to:
(a)interpret the provisions of the Plan;
(b)establish and revise the method of accounting for the Plan and to maintain the Accounts; and
(c)establish rules for the administration of the Plan and to prescribe any forms required to administer the Plan.
Section 11.3 Actions of the Committee. Except as modified by the Board, the Committee (including any person or entity to whom the Committee has delegated duties, responsibilities or authority, to the extent of such delegation) has total and complete discretionary authority to determine conclusively for all parties all questions arising in the administration of the Plan, to interpret and construe the terms of the Plan, and to determine all questions of eligibility and status of employees, Participants and Beneficiaries under the Plan and their respective interests. Subject to the claims procedures of Section 11.6, all determinations, interpretations, rules and decisions of the Committee (including those made or established by any person or entity to whom the Committee has delegated duties, responsibilities or authority, if made or established pursuant to such delegation) are conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.
Section 11.4 Delegation. The Committee, or any officer designated by the Committee, shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities. Any delegation may be rescinded by the Committee at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.
Section 11.5 Reports and Records. The Committee, and those to whom the Committee has delegated duties under the Plan, shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.
Section 11.6 Claims Procedure. Except as otherwise provided in Section 11.7 with respect to disability claims for benefits, the Committee shall notify a Participant in writing within a reasonable period of time, not to exceed ninety (90) days, following the Plan’s receipt of the Participant’s written claim for benefits, of the Participant’s eligibility or noneligibility (i) for benefits under the Plan or, (ii) if the claim is for different or greater benefits, for the benefits claimed by the Participant. If the Committee determines that a Participant is not eligible for benefits or for the benefits claimed, the notice shall set forth: (a) the specific reasons for the adverse determination; (b) a reference to the specific provisions of the Plan on which the determination is based; (c) a description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed; and (d) a description of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the Participant’s right to bring a civil action under Section 502(a) of the ERISA, following an adverse benefit determination on review. If the Committee determines that there are special circumstances requiring additional time to make a decision, the Committee shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) day period.
The Participant shall have the opportunity to have a full and fair review of the claim and the adverse benefit determination by the Committee. The Participant must exercise this opportunity by filing a petition for review with the Committee within sixty (60) days after receipt by the Participant of the notice issued by the Committee. Said petition may state the specific reasons the Participant believes the Participant is entitled to benefits or greater or different benefits and may be accompanied by written comments, document, records and other information relating to the claim for benefits. The Participant or the Participant’s representative shall be permitted, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. Whether information is “relevant” shall be determined by the Committee taking into account guidance from the Department of Labor. If a Participant does not appeal within the Plan’s required time period, the Participant will lose the right to appeal and the Participant will have failed to exhaust the Plan’s internal administrative appeal process.
Within a reasonable period of time, not to exceed sixty (60) days, following receipt by the Committee of said petition, the Committee shall review the petition, taking into account all comments, document, records and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the Committee’s determination is adverse to the Participant, the Committee shall notify the Participant of its decision in writing, setting forth: (a) the specific reasons for the adverse determination; (b) a reference to the specific provisions of the Plan on which the determination is based; (c) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and (d) a statement of the Participant’s right to bring a civil action under Section 502(a) of ERISA. If the sixty (60) day period is not sufficient, the Committee shall notify the Participant of the special circumstances that cause sixty (60) days to be insufficient and the date by which a decision is expected to be made, and may extend the time for up to an additional sixty (60) day period.
In the event of the death of a Participant, the same procedure shall be applicable to the Participant’s Beneficiaries.
Section 11.7 Disability Benefit Claims. For claims for benefits under the Plan where the disability of the Participant is in dispute, special claim rules apply. In the case of a disability benefit claim, the time periods for filing and appealing a claim set out in this Section 11.7 apply instead of the time periods under the general claims procedure described in Section 11.6. There are also additional rules that apply, such as information that must be provided in certain cases when a disability benefit claim is denied. Where there is not an additional rule or a substitute rule that applies, the general claims procedure described in Section 11.6 applies.
(a)The Committee will notify the Participant of its determination regarding the availability of benefits within a reasonable period of time, but not later than forty-five (45) days after receipt of the claim by the Plan. This period may be extended by the Plan for up to thirty (30) days, provided that the Committee both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Participant, prior to the expiration of the initial forty-five (45) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first thirty (30) day extension period, the Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Committee notifies the Participant , prior to the expiration of the first thirty (30) day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Participant shall be afforded at least forty-five (45) days within which to provide the specified information.
(b)If a claim is denied, a Participant has one hundred eighty (180) days following receipt of the denial within which to appeal the determination. The Participant’s appeal will be reviewed in a manner that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate arbiter who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor a subordinate of such individual. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the arbiter will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such professional may not be an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal nor a subordinate of such individual. If the Participant requests, the Plan will furnish the Participant with the identity of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Participant’s benefit denial (without regard to whether the advice was relied upon in making the benefit determination).
(c)The Committee will notify a Participant of the Plan’s benefit determination on appeal within a reasonable period of time, but not later than forty-five (45) days after receipt of the Participant’s request for review by the Plan, unless the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Participant prior to the termination of the initial forty-five (45) day period. In no event will such extension exceed a period of forty-five (45) days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on appeal.
(d)The period of time within which an initial benefit determination or benefit determination following an appeal is required to be made will begin at the time the claim or appeal is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a determination accompanies the filing. In the event that a period of time is extended as permitted in Section 11.7(a) or (c) due to a Participant’s failure to submit information necessary to decide a claim, the period for making the determination will be tolled from the date on which the notification of the extension is sent to the Participant until the date on which the Participant responds to the request for additional information.

(e)Effective for disability claims filed on or after January 1, 2018, but only to the extent that applicable claims regulations so require, the Committee can issue an adverse benefit determination on review only if the Committee has provided the Participant, free of charge, with any new or additional evidence considered, relied upon, or generated by or at the direction of the Plan or such person making the benefit determination in connection with the claim. Such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the Participant a reasonable opportunity to respond before that date. Likewise, effective for disability claims filed on or after January 1, 2018, but only to the extent that applicable claims regulations so require, before the Committee can issue an adverse determination on review based on a new or additional rationale, the Committee must provide the Participant, free of charge, with the rationale. The rationale must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the Participant a reasonable opportunity to respond before that date.
(f)In the case of any benefit denial, including denial after appeal, if an internal rule, guideline, protocol, or other similar criterion was relied upon in denying the benefit, the Participant will be furnished with either: (1) the specific rule, guideline, protocol, or other similar criterion; or (2) a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the denial and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the Participant upon request.
(g)These special rules for disability claims described in this Section 11.7 apply only if the Plan or someone acting on behalf of the Plan must make the disability determination. They apply to a Participant’s Beneficiaries if the Participant dies, and the Plan is nevertheless required to make a disability determination. They do not apply if the Plan pays a benefit based on a disability determination made by someone else for purposes of another benefit plan or program. For example, if the Plan pays a disability benefit only to Participants who are determined to be disabled by Social Security or who are determined to be disabled by an insurer under the employer’s disability insurance policy, these special rules do not apply. Instead, the rules for other claims, described in Section 11.6, apply.
Section 11.8 Additional Claims Procedure Requirements. The following provisions apply to all claims under the Plan.
(a)The Plan shall comply with applicable Department of Labor regulations regarding the manner in which claims shall be processed.
(b)To be considered timely under the Plan’s claims procedures, a claim must be filed under Section 11.6 or 11.7 within one year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. Knowledge of all facts that the Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

(c)The exhaustion of the claims procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes: (i) no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until the claims procedures have been exhausted in their entirety; and (ii) in any such legal action all explicit and all implicit determinations by the Committee and any other person or entity (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.
(d)No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of: (i) 30 months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or (ii) 12 months after the claimant has exhausted the claims procedure under this Plan. Knowledge of all facts that the Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.
(e)The exclusive venue for any legal action arising out of or relating to this Plan, including, but not limited to, actions under Section 502 or 510 of ERISA, is a state or federal court in Hennepin County, Minnesota.
(f)The Committee and all persons determining or reviewing claims have full discretion to determine benefit claims under the Plan. Any interpretation, determination or other action of such persons will be overturned only if it is arbitrary or capricious or otherwise an abuse of discretion. Any review of a final decision or action of the persons reviewing a claim shall be based only on such evidence presented to or considered by such persons at the time they made the decision that is the subject of review.
ARTICLE 12
AMENDMENTS AND TERMINATION
Section 12.1 Amendments. The Company, by action of the Compensation Committee of the Board, or the Chief Executive Officer of the Company or the Senior Vice President of Human Resources, to the extent authorized by the Compensation Committee of the Board, may amend the Plan, in whole or in part, at any time and from time to time. Any such amendment shall be filed with the Plan documents. No amendment, however, may be effective to reduce the vested amounts credited to a Participant’s Account (or that would be so credited with respect to a Participant who is actively employed immediately prior to the date of amendment had the Participant had a Separation from Service and had his or her Account been established immediately prior to such date), as determined immediately prior to such amendment, except that the Company may change the investment funds or funds that it may make available for crediting gains and losses pursuant to Section 6.3 or Section 7.3 at any time in its discretion.
Section 12.2 Termination. The Company reserves the right to terminate the Plan at any time by action of the Compensation Committee of the Board. Upon termination of the Plan, all accruals and contributions shall immediately cease. Termination of the Plan shall not be effective to reduce the vested amounts credited to a Participant’s Account (or that would be so credited with respect to a Participant who is actively employed immediately prior to the date of such termination had the Participant had a Separation from Service and had his or her Account been established immediately prior to such date). If the Plan is terminated, payments from the Accounts of all Participants and Beneficiaries shall be made at the time and in the manner otherwise specified in the Plan, except as otherwise determined by the Company at the time of termination, subject to Article 9 and the requirements of Section 409A.
ARTICLE 13
MISCELLANEOUS
Section 13.1 No Guarantee of Employment. Neither the adoption nor the maintenance of the Plan shall be deemed to be a contract of employment between any Affiliate and any Participant. Nothing contained herein shall give any Participant the right to be retained in the employ of an Affiliate or to perform services for an Affiliate, or to interfere with the right of an Affiliate to discharge any Participant at any time; nor shall it give an Affiliate the right to require any Participant to remain in its employ or to perform services for it or to interfere with the Participant’s right to terminate his or her employment or performance of services at any time.
Section 13.2 Release. Any payment of benefits to or for the benefit of a Participant or a Participant’s Beneficiary that is made in good faith by the Company in accordance with the Company’s interpretation of its obligations under the Plan shall be in full satisfaction of all claims against the Company for benefits under the Plan to the extent of such payment.
Section 13.3 Notices. Any notice permitted or required under the Plan shall be in writing and shall be hand-delivered or sent, postage prepaid, by first class mail, or by certified or registered mail with return receipt requested, to the principal office of the Company, if to the Company, or to the address last shown on the records of the Company, if to a Participant or Beneficiary. Any such notice shall be effective as of the date of hand-delivery or mailing.
Section 13.4 Nonalienation. No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind by any Participant or Beneficiary, except with respect to a Domestic Relations Order.
Section 13.5 Withholding. The Company may withhold from any payment of benefits or other compensation payable to a Participant or Beneficiary, or the Company may direct the trustee of the Trust to withhold from any payment of benefits to a Participant or Beneficiary, such amounts as the Company determines are reasonably necessary to pay any taxes or other amounts required to be withheld under applicable law.
Section 13.6 Captions. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of the Plan.
Section 13.7 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Minnesota, except to the extent such laws are preempted by the laws of the United States of America.
Section 13.8 Invalidity of Certain Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included. The Plan is intended to comply in form and operation with Section 409A, and shall be construed accordingly.

Section 13.9 No Other Agreements. The terms and conditions set forth herein constitute the entire understanding of the Company and the Participants with respect to the matters addressed herein.
Section 13.10 Incapacity. In the event that any Participant is unable to care for his or her affairs because of illness or accident, any payment due may be paid to the Participant’s spouse, parent, adult child, brother, sister or other person deemed by the Committee to have incurred expenses for the care of such Participant, unless a duly qualified guardian or other legal representative has been appointed.
Section 13.11 Electronic Media. Notwithstanding anything in the Plan to the contrary, but subject to any applicable requirements of ERISA, the Code, or other law, any action or communication otherwise required to be taken or made in writing by a Participant or Beneficiary or by the Company or Committee shall be effective if accomplished by another method or methods required or made available by the Company or Committee, or their agent, with respect to that action or communication, including e-mail, telephone response systems, intranet systems, or the Internet.
Section 13.12 Delay of Distributions Upon Certain Events

Delay in Distributions
(a)Except as set forth in Section 13.13, if a Participant is a Specified Employee as of the date of his or her Separation from Service, any distributions that under the terms of the Plan are to commence to the Participant on his or her Separation from Service (“separation distributions”) shall commence on the Participant’s “delayed distribution date” (as defined below). In this case, the Company shall, in its discretion, determine (i) whether the first separation distribution to the Participant shall include the aggregate amount of any separation distributions that, but for this paragraph (a), would have been paid to the Participant from the date of his or her Separation from Service until the delayed distribution date, or (ii) whether each separation distribution shall be delayed for six months. The Company’s discretion must be exercised without any direct or indirect election by the Participant as to whether payment method (i) or (ii) in the foregoing sentence shall be selected. For purposes of this paragraph (a), a Specified Employee’s “delayed distribution date’’ is the first day of the seventh month following the Participant’s Separation from Service, or if earlier, the date of the Participant’s death.
(b)A payment under the Plan may be delayed by the Company under any of the following circumstances so long as all payments to similarly situated Participants are treated on a reasonably consistent basis:
(i)The Company reasonably anticipates that if such payment were made as scheduled, the Company’s deduction with respect to such payment would not be permitted under Section 162(m) of the Code, provided that the payment is made either during the first calendar year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Section 162(m) or during the period beginning with the date of the Participant’s Separation from Service and ending on the later of the last day of the Company’s fiscal year in which the Participant has a Separation from Service or the 15th day of the third month following the Separation from Service.

(ii)The Company reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law, provided that the payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.
(iii)Upon such other events as determined by the Company and according to such terms as are consistent with Section 409A or are prescribed by the Commissioner of Internal Revenue.
Section 13.13 Acceleration of Distributions Upon Certain Events. The Company may, in its discretion, distribute all or a portion of a Participant’s Accounts at an earlier time and in a different form than otherwise specified in the Plan under the circumstances described below:
(a)As may be necessary to fulfill a Domestic Relations Order. Distributions pursuant to a Domestic Relations Order shall be made according to administrative procedures established by the Company; provided, however, that the ESOP Supplemental Benefit shall not be eligible for assignment pursuant to a Domestic Relations Order.
(b)To the extent reasonably necessary to avoid the violation of ethics laws or conflict of interest laws to the extent permitted under Section 409A.
(c)To pay FICA on amounts deferred under the Plan and the income tax resulting from such payment.
(d)To pay the amount required to be included in income as a result of the Plan’s failure to comply with Section 409A.
(e)If the Company determines, in its discretion, that it is advisable to liquidate the Plan in connection with a termination of the Plan pursuant to Section 12.2, subject to Article 9 and the requirements of Section 409A.
(f)As satisfaction of a debt of the Participant to an Affiliate, where such debt is incurred in the ordinary course of the service relationship between the Affiliate and the Participant, the entire amount of the reduction in any calendar year does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
(g)As satisfaction of a debt to the extent reasonably necessary to comply with federal law regarding debt collection, but only to the extent permissible under Section 409A.
(h)To pay state, local or foreign tax obligations that may arise with respect to amounts deferred under the Plan and the income tax resulting from such payment.
Notwithstanding anything in this Section 13.13 to the contrary, the Company shall not provide the Participant with discretion or a direct or indirect election regarding whether a payment is accelerated pursuant to this Section 13.13.
Section 13.14 Small Account Balances. If at any time the present value of any benefit under the Plan that would be considered a “single plan” under Treasury Regulation Section

1.409A-l(c)(2), together with the present value of any benefit required to be aggregated with such benefit under Treasury Regulation Section 1.409A-l(c)(2), is less than the dollar limit set forth in Section 402(g) of the Code, the Company may, in its discretion, distribute such benefit (or benefits) to the Participant in the form of a lump sum, provided that the payment results in the liquidation of the entirety of the Participant’s interest under the “single plan,” including all benefits required to be aggregated as part of the “single plan” under Treasury Regulation Section 1.409A-1(c)(2).
Section 13.15 When a Plan Payment is Deemed to be Made. Any payment that is due to be distributed as of a particular date pursuant to the provisions of the Plan, will be deemed to be distributed as of that date if it is distributed on such date or a later date within the same calendar year, or, if later, by the 15th day of the third calendar month following the date, and the Participant is not permitted, directly or indirectly, to designate the calendar year of payment. Further, a payment will be treated as made on a date if it is made no earlier than 30 days before the date, and the Participant is not permitted, directly or indirectly, to designate the calendar year of payment. For purposes of the foregoing, if the payment is required to be made during a period of time, the specified date is treated as the first day of the period of time.
Section 13.16 Restricted Period. During any Restricted Period, no assets shall be set aside, transferred, or otherwise restricted in a way that would result in such assets being treated, for the purposes of Section 83 of the Code, as property transferred in connection with the performance of services by reason of Section 409A(b)(3) of the Code with respect to an Applicable Covered Employee.
For purposes of this Section, “Restricted Period” means:
(a)any period during which any defined benefit plan to which Section 412(a} of the Code applies (“Defined Benefit Plan”) of an Affiliate is in at-risk status, as defined in Section 430(i) of the Code;
(b)any period the Company is a debtor in a case under title 11, United States Code, or similar federal or state law; and
(c)the 12-month period beginning on the date which is six months before the termination date of a Defined Benefit Plan if, as of the termination date, the Defined Benefit Plan is not sufficient for benefit liabilities, within the meaning of Section 4041 of ERISA.
For purposes of this Section, “Applicable Covered Employee” means any:
(d)covered employee of an Affiliate; and
(e)former employee who was covered    at the time of termination of employment with an Affiliate.
For purposes of this Section, “Covered Employee” means an individual who is:
(f)an individual described in Section 162(a)(3) of the Code; or
(g)subject to the requirements of Section 16(a) of the Securities Exchange Act.

SCHEDULE A
Manner of Crediting Gains and Losses to Personal Investment Account
and Medtronic Core Contribution Account
Pursuant to Sections 6.3 and 7.3, respectively
The Personal Investment Accounts and Medtronic Core Contribution Accounts of Participants shall be credited with gains and losses as if invested in one or more of the investments funds available under the Medtronic Savings and Investment Plan and as communicated to the Participants from time to time, in the proportions designated by the Participant on an investment election form submitted to the Company by the Participant. The investment election form shall be submitted to the Company in the form and manner specified by the Committee, which may be electronically pursuant to Section 13.11. Until and unless changed by the Committee, Participants shall be permitted to change investment elections, generally, on a business daily basis.

SCHEDULE B
Special Benefits
This Schedule B describes special benefits for certain participants.
I.    Special Benefit for Geoffrey S. Martha. Subject to the terms of this Schedule 8.1, the Company will pay to Geoffrey S. Martha (“Mr. Martha”) the following amount as a Plan benefit, in addition to the benefit otherwise payable to him under the Plan:
The lump sum present value of the amount that Mr. Martha would have received under the GE Pension Plan as of the date of his Separation from Service with the Company, less the sum of: (a) the value of Mr. Martha’s vested Personal Investment Account as of this date; (b) the lump sum present value of the vested benefit that Mr. Martha is entitled to receive under the Plan (other than provided under this Schedule 8.1) as of this date; and (c) the lump sum present value of the benefit that Mr. Martha is actually entitled to receive under the GE Pension Plan as of this date.
The lump sum present value of the GE Pension Plan benefit as of the Date of Separation from Service with the Company will be determined based on the following assumptions:
(1)    Mr. Martha remained employed with the GE Company (“GE”) on a full-time basis and continued to accrue benefits under the GE Pension Plan until his Separation from Service with the Company;
(2)    No benefit related to or derived from employee contributions, e.g., “Personal Pension Account” or “Voluntary Pension Account” under the GE Pension Plan, is included in determining the value;
(3)    Mr. Martha’s salary with GE increased at the rate of 3% per year starting with the date of his employment with the Company and ending with the date of his Separation from Service with the Company; and
(4)    The actuarial assumptions applicable to the Retirement Plan (rather than the GE Pension Plan) as of Mr. Martha’s Separation from Service apply.
For purposes hereof, the “GE Pension Plan” means the qualified GE Pension Plan as in effect on the date that Mr. Martha first becomes employed by the Company (and assuming that the terms of such plan do not change thereafter).
Mr. Martha’s Plan benefit under this Schedule B.I will vest in, and be paid to him (or his Beneficiary) at the same time and in the same manner as his Plan benefit (other than the benefit provided under this Schedule B.I).
II.    Special Benefit for Hooman Hakami. Subject to the terms of this Schedule B.II, the Company will pay to Hooman Hakami (“Mr. Hakami”) the following amount as a Plan benefit in addition to the benefit otherwise payable to him under the Plan:
The lump sum present value of the amount that Mr. Hakami would have received under the GE Pension Plan as of the date of his Separation from Service, less the sum of: (a) the value of Mr. Hakami’s vested Personal Investment Account under the Savings and Investment Plan as of the date of Mr. Hakami’s Separation from Service; (b) the lump sum present value of the vested benefit that Mr. Hakami is entitled to receive under the Plan (other than the benefit provided under this Schedule B.II) as of the date of Mr.

Hakami’s Separation from Service; and (c) the lump sum present value of the benefit that Mr. Hakami is entitled to receive under the GE Pension Plan as of the date of Mr. Hakami’ s Separation from Service.
The lump sum present value of the GE Pension Plan benefit as of the date of Mr. Hakami’s Separation from Service will be determined based on the following assumptions:
(1)    Mr. Hakami remained employed with the GE Company (“GE”) on a full-time basis and continued to accrue benefits under the GE Pension Plan until the date of Mr. Hakami’s Separation from Service;
(2)    No benefit related to or derived from employee contributions, e.g., “Personal Pension Account” or “Voluntary Pension Account” under the GE Pension Plan, is included in determining the value;
(3)    Mr. Hakami’s salary with GE increased at the rate of three percent (3%) per year starting with the date of his employment with the Company and ending with the date of his Separation from Service; and
(4)    The actuarial assumptions applicable to the Retirement Plan (rather than the GE Pension Plan) as of Mr. Hakami’s Separation from Service apply.
For purposes hereof, the “GE Pension Plan” means the qualified GE Pension Plan as in effect on the date that Mr. Hakami first becomes employed by the Company (and assuming that the terms of such plan do not change thereafter).
Mr. Hakami’s Plan benefit under this Schedule B.II will vest in, and be paid to him (or his Beneficiary) at the same time and in the same manner as Mr. Hakami’s Personal Investment Account Supplemental Benefit under the Plan, and the benefit provided under this Schedule B.II shall be added to that Account for purposes of calculation and payment of the combined Schedule B.II benefit and Personal Investment Account Supplemental Benefit.